EXHIBIT 23.2




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                          INDEPENDENT AUDITORS' CONSENT




To the Stockholders of
L.A.M. Pharmaceutical, Corp.
Toronto, Ontario, Canada


     We consent to the incorporation by reference in this Registration Statement of L.A.M. Pharmaceutical, Corp. on Form S-8 of our report dated February 8, 2002 (except for Note P, as to which the date is March 27, 2002) of L.A.M. Pharmaceutical, Corp. for the years ended December 31, 2001 and 2000 and of the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.






Rotenberg & Company, LLP
Rochester, New York
April 12, 2002